Exhibit 99.2

OWP VENTURES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2018	2017
	(Unaudited)
Assets

Current assets:
Cash	$115,094	$4,739
Note receivable	50,000	-
Other current assets	153,288	4,165
Total current assets	318,382	8,904

Fixed assets, net	253,398	-

Total Assets	$571,780	$8,904

Liabilities and Stockholders’ (Deficit)

Current liabilities:
Accounts payable	$45,107	$1,225
Accrued expenses	29,142	2,288
Advances from shareholders	208,156	-
Total current liabilities	282,405	3,513

Total Liabilities	282,405	3,513

Stockholders’ (Deficit):
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; no shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized; 33,154,762 and -0- shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	3,315	-
Common stock, $2,895,300 COP par value, 100 shares authorized; -0- and 100 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	-	16,461
Additional paid-in capital	938,731	80,058
Subscriptions receivable, consisting of 21,049,900 and -0- shares at September 30, 2018 and December 31, 2017, respectively	(2,105)	-
Accumulated other comprehensive income	20,453	1,900
Accumulated (deficit)	(671,019)	(93,028)
Total Stockholders’ (Deficit)	289,375	5,391

Total Liabilities and Stockholders’ (Deficit)	$571,780	$8,904

See accompanying notes to financial statements.

OWP VENTURES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited)

	Nine Months Ending	From Inception (July 14, 2017) to
	September 30, 2018	September 30, 2017

Revenue:	$-	$-

Expenses:
General and administrative	388,044	1,011
Professional fees	287,840	-
Total operating expenses	675,884	1,011

Operating loss	(675,884)	(1,011)

Other income:
Interest income	10,000	-
Interest expense	(5,135)	-
Total other income	4,865	-

Net loss	$(671,019)	$(1,011)

Other comprehensive income:
Gain (loss) on foreign currency translation	$18,553	$(527)

Net other comprehensive loss	$(652,466)	$(1,538)

Weighted average number of common shares outstanding - basic and fully diluted	31,003,247	100

Net loss per share - basic and fully diluted	$(0.02)	$(10.11)

See accompanying notes to financial statements.

OWP VENTURES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ending	From Inception (July 14, 2017) to
	September 30, 2018	September 30, 2017
Cash flows from operating activities
Net loss	$(671,019)	$(1,011)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	850	-
Decrease (increase) in assets:
Prepaid expenses	(149,123)	(11,974)
Increase (decrease) in liabilities:
Accounts payable	43,882	-
Accrued expenses	26,854	-
Net cash used in operating activities	(748,556)	(12,985)

Cash flows from investing activities
Cash acquired in merger	4,739	-
Investment in note receivable	(50,000)	-
Purchase of fixed assets	(254,248)	-
Net cash used in investing activities	(299,509)	-

Cash flows from financing activities
Proceeds from advances from shareholders	208,156	-
Proceeds from contributed capital	136,440	-
Proceeds from sale of common stock	800,010	58,976
Net cash provided by financing activities	1,144,606	58,976

Effect of exchange rate changes on cash	18,553	527

Net increase (decrease) in cash	115,094	46,518
Cash - beginning	-	-
Cash - ending	$115,094	$46,518

Supplemental disclosures:
Interest paid	$244	$-
Income taxes paid	$-	$-

See accompanying notes to financial statements.

OWP VENTURES, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

OWP Ventures, Inc. was incorporated in Delaware on March 27, 2018. OWP Ventures, Inc. (“OWP,” the “Company,” “we,” “our” or “us”) is a holding company formed to enter and support the cannabis industry. Through its subsidiary, One World Pharma S.A.S (“OWP SAS”), a licensed cannabis cultivation, production and distribution (export) company located in Popayán, Colombia (nearest major city is Cali). OWP intends to become a global leader in the production and manufacturing of raw cannabis and hemp plant ingredients for both medical and industrial uses.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and the rules of the Securities and Exchange Commission (SEC). The Company has adopted a December 31 year-end.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the following entities, all of which were under common control and ownership at September 30, 2018:

State of
Name of Entity	Incorporation	Relationship
OWP Ventures, Inc.(1)	Delaware	Parent
One World Pharma S.A.S.(2)	Colombia	Subsidiary

(1)	Holding company in the form of a corporation.
(2)	Wholly-owned subsidiary as of May 30, 2018, located in Colombia and legally constituted as a simplified stock company registered in the Chamber of Commerce of Bogotá on July 14, 2017. Its sole headquarters is located in Bogotá.

The consolidated financial statements herein contain the operations of the wholly-owned subsidiary listed above. All significant inter-company transactions have been eliminated in the preparation of these financial statements. The Company’s headquarters are located in Las Vegas, Nevada and substantially all of its production efforts are within Popayán, Colombia.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Foreign Currency Translation

The functional currency of the Company is Columbian Peso (COP). The Company has maintained its financial statements using the functional currency, and translated those financial statements to the US Dollar (USD) throughout this report. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

Comprehensive Income

The Company has adopted ASC 220, Reporting Comprehensive Income, which establishes standards for reporting and displaying comprehensive income, its components, and accumulated balances in a full-set of general-purpose financial statements. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments.

OWP VENTURES, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Fair Value of Financial Instruments

The Company adopted ASC 820, Fair Value Measurements and Disclosures (ASC 820). ASC 820 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

-	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
-	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
-	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying value of cash, accounts receivable, accounts payables and accrued expenses are estimated by management to approximate fair value primarily due to the short-term nature of the instruments.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash on deposit with various financial institutions in Columbia, and all highly-liquid investments with original maturities of three months or less at the time of purchase. We have not held any cash equivalents to date.

Cash in Excess of FDIC Insured Limits

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000, under current regulations. The Company did not have any funds in excess of FDIC insured limits at September 30, 2018, and has not experienced any losses in such accounts.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation, and we depreciate it on a straight-line basis over the estimated useful lives of the assets. Additions and improvements (including interest costs for construction of qualifying long-lived assets) are capitalized. Maintenance and repair expenses are charged to expense as incurred. The cost of property and equipment sold or disposed of and the related accumulated depreciation are eliminated from the property and related accumulated depreciation accounts, and any gain or loss is credited or charged to other income (expense).

We generally provide for depreciation over the following estimated useful service lives. Additionally, if there are indicators that certain assets may be potentially impaired, we will analyze such assets in accordance with the related GAAP standard. The estimated useful lives for significant property and equipment categories are as follows:

Software	3 years
Furniture and Fixtures and Office Equipment	5 years
Machinery	7 years

OWP VENTURES, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Revenue Recognition

The Company recognizes revenue when products are fully delivered, or services have been provided and collection is reasonably assured.

The Company has adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. We have not yet generated any revenue.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the nine months ending September 30, 2018 and the period from inception (July 14, 2017) to September 30, 2017, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Uncertain Tax Positions

In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

OWP VENTURES, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Recent Accounting Pronouncements

In June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. An entity should apply the requirements of Topic 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost (that is, the period of time over which share-based payment awards vest and the pattern of cost recognition over that period). The new guidance is effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017, with early adoption permitted. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

In February 2018, the FASB issued ASU No. 2018-02, Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The guidance permits entities to reclassify tax effects stranded in Accumulated Other Comprehensive Income as a result of tax reform to retained earnings. This new guidance is effective for annual and interim periods in fiscal years beginning after December 15, 2018. Early adoption is permitted in annual and interim periods and can be applied retrospectively or in the period of adoption. The Company is currently in the process of evaluating the impact of adoption on its financial statements.

In May 2017, the FASB issued ASU 2017-09, Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting, which clarifies when a change to the terms or conditions of a share-based payment award must be accounted for as a modification. The new guidance requires modification accounting if the fair value, vesting condition or the classification of the award is not the same immediately before and after a change to the terms and conditions of the award. The new guidance is effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017, with early adoption permitted. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. Since ASU 2014-09 was issued, several additional ASUs have been issued to clarify various elements of the guidance. These standards provide guidance on recognizing revenue, including a five-step model to determine when revenue recognition is appropriate. The standard requires that an entity recognize revenue to depict the transfer of control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. We adopted the new standard to be effective upon inception. We have completed an initial evaluation of the potential impact from adopting the new standard, including a detailed review of performance obligations for all material revenue streams. Based on this initial evaluation, adoption does not have a material impact on our financial position, results of operations, or cash flows. Related disclosures have been expanded in line with the requirements of the standard.

There are no other recently issued accounting pronouncements that the Company has yet to adopt that are expected to have a material effect on its financial position, results of operations, or cash flows.

OWP VENTURES, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 2 – Going Concern

As shown in the accompanying consolidated financial statements, the Company has incurred recurring losses from operations resulting in an accumulated deficit of ($671,019), and as of September 30, 2018, the Company’s cash on hand may not be sufficient to sustain operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new customers to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. Management believes these factors will contribute toward achieving profitability. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The consolidated financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. These financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Merger

Common Stock Issued for Merger

On May 30, 2018, the Company issued an aggregate 10,200,000 shares of common stock to the shareholders of One World Pharma SAS as part of a stock purchase agreement whereby OWP Ventures, Inc. acquired 100% of the common stock of One World Pharma SAS. OWP Ventures, Inc. was formed on March 27, 2018 as a vehicle to raise funds and acquire One World Pharma SAS.

Note 4 – Related Party Transactions

Contributed Capital

During the nine months ended September 30, 2018, the founders contributed a total of $136,440 of capital.

Advances from Shareholders

See Note 10 for disclosures on short-term related party loans.

Common Stock Sales

On March 27, 2018, the Company sold 100 shares of common stock at $0.10 per share to its Chief Executive Officer for proceeds of $10 as part of the formation of the entity.

On March 27, 2018, the Company sold 4,844,900 shares of common stock at $0.0001 per share to its Chief Executive Officer on subscriptions receivable. The proceeds of $485 were subsequently received on November 9, 2018.

On March 27, 2018, the Company sold an aggregate 16,205,000 shares of common stock to nine of the Company’s founders at $0.0001 per share on subscriptions receivable. The total proceeds of $1,620 were subsequently received between November 5, 2018 and February 5, 2019.

OWP VENTURES, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 5 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has certain financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheet as of September 30, 2018 and December 31, 2017, respectively:

	Fair Value Measurements at September 30, 2018
	Level 1	Level 2	Level 3
Assets
Cash	$115,094	$-	$-
Note Receivable	-	50,000	-
Total assets	115,094	50,000	-
Liabilities
None	-	-	-
Total liabilities	-	-	-
	$115,094	$50,000	$-

	Fair Value Measurements at December 31, 2017
	Level 1	Level 2	Level 3
Assets
Cash	$4,739	$-	$-
Total assets	4,739	-	-
Liabilities
None	-	-	-
Total liabilities	-	-	-
	$4,739	$-	$-

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the year ended September 30, 2018 or December 31, 2017.

OWP VENTURES, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 6 – Note Receivable

Note receivable consisted of $50,000 and $-0- owed by KRG Logistics, Inc. (“KRG”) as of September 30, 2018 and December 31, 2017, respectively.

On July 2, 2018, the Company loaned $50,000 to KRG in exchange for a 90-day, unsecured promissory note, requiring the repayment of $60,000, consisting of $50,000 of principal and $10,000 of interest on October 2, 2018. The promissory note provides OWP with a right of first refusal to purchase KRG at terms to be determined, or the right to apply the total amount due from KRG against amounts that may be owed by OWP to KRG for services provided to OWP, which could include sublease rent, logistics operations, import and export services and any other services provided KRG at the lowest current rates charged to any other customer(s). The note has been extended until June 30, 2019.

Note 7 – Other Current Assets

Other current assets included the following as of September 30, 2018 and December 31, 2017, respectively:

	September 30,	December 31,
	2018	2017
Interest receivable	$10,000	$-
Security deposit	50,000	-
Prepaid expenses	93,288	4,165
	$153,288	$4,165

Note 8 – Fixed Assets

Fixed assets consist of the following at September 30, 2018 and December 31, 2017, respectively:

	September 30,	December 31,
	2018	2017
Office equipment	$7,196	$-
Furniture and fixtures	15,192	-
Machinery	84,750	-
Construction in progress	147,110	-
	254,248	-
Less: accumulated depreciation	(850)	-
Total	$253,398	$-

Depreciation and amortization expense totaled $850 and $-0- for the nine months ended September 30, 2018 and 2017, respectively.

Note 9 – Accrued Expenses

Accrued expenses consisted of the following at September 30, 2018 and December 31, 2017, respectively:

	September 30,	December 31,
	2018	2017
Accrued payroll	$22,076	$2,288
Accrued withholding taxes	1,683	-
Accrued ICA fees	492	-
Accrued interest	4,891	-
	$29,142	$2,288

OWP VENTURES, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 10 – Advances from Shareholders

Advances from shareholders consist of the following at September 30, 2018 and December 31, 2017, respectively:

	September 30,	December 31,
	2018	2017

On various dates between May 3, 2018 and May 29, 2018, our CEO advanced the Company short-term unsecured demand loans, bearing interest at 6% per annum, in an aggregate amount of $207,000.	$207,000	$-

During the nine months ended September 30, 2018, the Company received an unsecured short- term loan in the amount of $1,156 due on demand from one of the founders of One World Pharma S.A.S.	1,156	-

Total advances from shareholders	$208,156	$-

The Company recorded interest expense in the amount of $5,135 for the nine months ended September 30, 2018.

Note 11 – Stockholders’ Equity

The Company is authorized to issue an aggregate of 200,000,000 shares of common stock with a par value of $0.0001. As of September 30, 2018, there were 33,154,762 shares of common stock issued and outstanding.

Common Stock Sales

On September 20, 2018, the Company sold 238,095 shares of common stock at $0.42 per share for proceeds of $100,000.

On July 28, 2018, the Company sold 476,191 shares of common stock at $0.42 per share for proceeds of $200,000.

On June 15, 2018, the Company sold 1,190,476 shares of common stock at $0.42 per share for proceeds of $500,000.

On March 27, 2018, the Company sold 100 shares of common stock at $0.10 per share to its Chief Executive Officer for proceeds of $10 as part of the formation of the entity.

On March 27, 2018, the Company sold 4,844,900 shares of common stock at $0.0001 per share to its Chief Executive Officer on subscriptions receivable. The proceeds of $485 were subsequently received on November 9, 2018.

On March 27, 2018, the Company sold an aggregate 16,205,000 shares of common stock to nine of the Company’s founders at $0.0001 per share on subscriptions receivable. The total proceeds of $1,620 were subsequently received between November 5, 2018 and February 5, 2019.

Contributed Capital

On various dates between April 16, 2018 and June 15, 2018, the founders contributed a total $136,440 of capital.

Common Stock Issued for Share Exchange

On May 30, 2018, the Company issued an aggregate of 10,200,000 shares of common stock to the shareholders of One World Pharma SAS as part of a stock purchase agreement whereby OWP Ventures, Inc. acquired 100% of the common stock of One World Pharma SAS.

Note 12 – Income Taxes

The income tax expense comprises the current tax and the deferred tax.

The current tax payable is based on the tax earnings recorded during the year. The tax profit differs from the earnings reported in the state of profit or loss and another integral result, due to the items of income or expenses taxable or deductible in other years and items that are never taxable or deductible. The Company’s liability for the current tax is calculated using the tax rates promulgated or substantially approved at the end of the reporting period. The Company determines the provision for income tax and supplementary and income tax for equity (CREE) based on the taxable income or presumptive rent, the largest, estimated at rates specified in the tax law.

The deferred tax is recognized on the temporary differences between the carrying amount of the assets and liabilities included in the financial statements and the corresponding tax bases used to determine the tax profit. Deferred tax liability is generally recognized for all temporary tax differences. A deferred tax asset shall be recognized, because of all deductible temporary differences, to the extent that the entity is likely to have future fiscal gains against which to charge those deductible temporary differences.

Current and deferred taxes shall be recognized in profits or losses, except when related to items related to another integral result directly in the equity, in which case the current or deferred tax is also recognized in Another integral result or directly in the patrimony, respectively.

OWP VENTURES, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 13 – Subsequent Events

Purchase of Punto Group, Corp.

Pursuant to a Stock Purchase Agreement dated November 22, 2018 (the “Purchase Agreement”) between Lei Wang (“Wang”) and OWP Ventures, Inc., on November 30, 2018, Wang (i) sold to OWP 3,500,000 shares of common stock (the “Shares”) of One World Pharma Inc. f/k/a Punto Group, Inc. held by Wang for a purchase price of $350,000, and (ii) released One World Pharma Inc. from all existing claims held by him against One World Pharma Inc., including liabilities in the amount of approximately $128,000. The Shares represented 66.2% of the issued and outstanding shares of the common stock of One World Pharma Inc.

Convertible Promissory Notes

On January 14, 2019, the Company received proceeds of $500,000 on an unsecured convertible promissory note that carries a 6% interest rate from The Sanguine Group LLC. The Note was due January 14, 2022. In the event that the Company consummates the closing of a public or private offering of its equity securities, resulting in gross proceeds of at least $500,000 (“Qualified Financing”) at any time prior to the repayment of this note, then the outstanding principal and unpaid interest shall automatically be converted into such equity securities at a conversion price equal to the lesser of (i) eighty percent (80%) of the purchase price paid by the investors purchasing the equity securities in the Qualified Financing, or (ii) $0.424 per share. The Company’s obligations under this Note are secured by a lien on the assets of the Company. A Qualified Financing subsequently occurred on February 4, 2019, at which time the principal and interest were converted into 1,253,493 shares of the Company’s common stock.

On November 30, 2018, the Company received proceeds of $300,000 on a secured convertible note that carries a 6% interest rate from CSW Ventures, LP. The proceeds were used to fund the Company’s purchase of 3,500,000 shares of common stock of One World Pharma, Inc., as noted above. The Note is due on demand. In the event that the Company consummates the closing of a public or private offering of its equity securities, resulting in gross proceeds of at least $500,000 (“Qualified Financing”) at any time prior to the repayment of this note, then the outstanding principal and unpaid interest may, at the option of the holder, be converted into such equity securities at a conversion price equal to eighty percent (80%) of the purchase price paid by the investors purchasing the equity securities in the Qualified Financing. The Company’s obligations under this Note are secured by a lien on the assets of the Company.

Promissory Notes, Related Party

On various dates between October 25, 2018 and November 23, 2018, our CEO advanced funds to the Company totaling $307,141 under short-term unsecured demand loans, bearing interest at 6% per annum. On February 13, 2019, these promissory notes were exchanged for an amended and restated promissory note in the principal amount of $307,141 (the “Amended Note”). The Amended Note bears interest at 6% and is payable upon the earlier of (i) the closing of one or a series of public and/or private offerings of the equity or debt securities of the Company and/or one or more credit or loan facilities, resulting in aggregate gross proceeds of at least $5,000,000, or (ii) February 13, 2022.

Common Stock Sales

On various dates between December 14, 2018 and February 21, 2019, the Company sold an aggregate 4,000,000 shares of common stock at $0.50 per share for total proceeds of $2,000,000.

On October 4, 2018, the Company sold 357,143 shares of common stock at $0.42 per share for proceeds of $150,000.

Common Stock Issued for Services

On October 24, 2018, the Company issued 50,000 shares of common stock to a consultant pursuant to a release and settlement agreement. The total fair value of the common stock was $21,000 based on recent independent third-party sales at $0.42 per share.

On November 1, 2018, the Company issued 630,000 shares of common stock to a consultant for services. The total fair value of the common stock was $264,600 based on recent independent third-party sales at $0.42 per share.

Common Stock Options Issued for Services

On February 8, 2019, the Company awarded cashless options to a service provider to acquire up to 100,000 shares of common stock, exercisable at $0.50 per share over a thirty-six (36) month period from the issue date. The options vest as to (i) 8,333 shares on the 8th day of each subsequent month for the following eleven months, and (ii) 8,337 shares on the one-year anniversary of the effective date.

On February 8, 2019, the Company awarded cashless options to one of our directors to acquire up to 125,000 shares of common stock, exercisable at $0.50 per share over a thirty-six (36) month period from the issue date. The options vest as to (i) 10,416 shares on the 8th day of each subsequent month for the following eleven months, and (ii) 10,424 shares on the one-year anniversary of the effective date.

On January 28, 2019, the Company awarded cashless options to a service provider to acquire up to 500,000 shares of common stock, exercisable at $0.50 per share over a thirty-six (36) month period from the issue date. The options vest as to (i) 41,666 shares on the 8th day of each subsequent month for the following eleven months, and (ii) 41,674 shares on the one-year anniversary of the effective date.

On January 28, 2019, the Company awarded cashless options to a service provider to acquire up to 100,000 shares of common stock, exercisable at $0.50 per share over a thirty-six (36) month period from the issue date. The options vest as to (i) 8,333 shares on the 8th day of each subsequent month for the following eleven months, and (ii) 8,337 shares on the one-year anniversary of the effective date.

Common Stock Issuance for Debt Conversion

On February 4, 2019, the Company issued 1,253,493 shares of common stock pursuant to the conversion of $501,397 of debt, consisting of $500,000 of principal and $1,397 of interest, on the convertible promissory note with The Sanguine Group LLC entered into on January 14, 2019.